EXHIBIT 21.1

SUBSIDIARIES OF

PROLOGIS, L.P.

Prologis, L.P. is a direct subsidiary of Prologis, Inc. Prologis, L.P. and its subsidiaries are in the real estate operations, development and private capital business. The following is a list of subsidiaries of Prologis, L.P. as of December 31, 2011:

Name of Entity	Jurisdiction of Organization
Entities that engage in real estate operation and development:

AMB/AFCO Cargo, LLC and seven subsidiaries	Delaware
AMB Canada GP, LLC	Delaware
AMB Canada GP 2, LLC	Delaware
AMB HFC LP and ten subsidiaries	Delaware
AMB/IMDH Beacon Lakes, LLC and one subsidiary	Delaware
AMB Portview Center, LLC	Delaware
Headlands Realty Corporation and thirteen subsidiaries	California
Headlands Realty Corporation and thirteen foreign subsidiaries	California
Headlands Realty II Corporation and one subsidiary	Maryland
IMD Holding Corporation and one subsidiary	Delaware
Palmtree Acquisition Corporation and fifty-five subsidiaries	Delaware
PLD/BB Owner LLC	Delaware
PLD/BB Owner II LLC	Delaware
PLD-TRS Holding LLC	Delaware
PLD International Finance, LLC and four domestic and two foreign subsidiaries	Delaware
PLD International Holding LLC and three hundred seventy-nine foreign subsidiaries	Delaware
Prologis 2, L.P. and fourteen subsidiaries	Delaware
Prologis AMS, L.P. and five subsidiaries	Delaware
Prologis Brazil Logistics Partners Fund I, L.P. and five foreign subsidiaries	Delaware
Prologis Fraser, L.P. and sixteen subsidiaries	Delaware
Prologis Institutional Alliance REIT 2, Inc. and four subsidiaries	Delaware
Prologis Japan LLC and ninety-five foreign subsidiaries	Delaware
Prologis Japan Finance LLC	Delaware
Prologis Korean Development LLC and thirty-eight foreign subsidiaries	Delaware
Prologis Limited Partnership I	Delaware
Prologis Logistics Services Incorporated and forty-three subsidiaries	Delaware
Prologis Park Chicago LLLP	Illinois
Prologis Park Redlands 5 LLC	Delaware
Upper Pumpkin, LLC and one hundred nineteen domestic and ten foreign subsidiaries	Delaware
ProLogis Cayman Limited	Cayman Islands
ProLogis European Properties (PEPR) and three hundred twelve foreign subsidiaries	Luxembourg
AMB Fondo Logistico 1, S. de C.V. de R. L.	Mexico
AA Logisitics C.V. and one subsidiary	Netherlands
Prologis Industrial Holdings Limited and twenty-four subsidiaries	United Kingdom
Prologis Poland Developments FIZ AN and nine foreign subsidiaries	Luxembourg
Prologis UK Holdings S.A. and one hundred foreign subsidiaries	Luxembourg
Siziano Logistics Park S.R.L. and one subsidiary	Italy
Saint Pathus SAS and one subsidiary	France
TCL Holding Sarl	Luxembourg

Entities that engage in providing management services:
Prologis Management LLC	Delaware
Keystone Realty Services Incorporated	Pennsylvania
Prologis NA2 Management LLC	Delaware
Prologis de Mexico S.A. de C.V.	Mexico
Prologis Canada Management Holding LLC and one foreign subsidiary	Delaware
Prologis Japan Management LLC and one foreign subsidiaries	Delaware
Prologis Korean Management LLC	Korea

Prologis Management Services Sarl and three foreign subsidiaries	Luxembourg
Prologis Services Sarl	Luxembourg
Prologis Directorship BV	Netherlands
Prologis Directorship II BV	Netherlands
Prologis Directorship Sarl	Luxembourg
Prologis Park Bradford Management Company Limited	United Kingdom
Prologis RFI DIRFT Management Company Limited	United Kingdom
Prologis Park Ryton Management Company Limited	United Kingdom
Prologis Park Midpoint 2 Management Company Limited	United Kingdom
Prologis Park Littlebrook Management Company Limited	United Kingdom
Prologis B.V. and twenty-four foreign subsidiaries	Netherlands
Prologis UK Financial Services Limited	United Kingdom
PLD Finance Management LLC	Delaware
PLD Finance Management BV	Netherlands

Other entities:
Solution Insurance Ltd.	Bermuda
Arcata National Insurance Ltd.	Bermuda